UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: April 16, 2004

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32261

Texas (State or other jurisdiction of incorporation or organization)	76-0362774 (I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Item 4. - Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of ATP Oil & Gas Corporation (“ATP”) annually considers and appoints ATP’s independent auditors. On April 16, 2004, the Audit Committee dismissed KPMG LLP (“KPMG”) as ATP’s independent auditors upon the conclusion of services related to the fiscal year ending December 31, 2003. KPMG has served as ATP’s independent auditors since 1997. On April 19, 2004, the Audit Committee voted to engage Deloitte & Touche LLP to serve as ATP’s independent auditors for the fiscal year ending December 31, 2004. The appointment of Deloitte & Touche LLP is being submitted for ratification by ATP’s shareholders at the Annual Meeting.

KPMG’s audit reports on ATP’s consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s audit reports on the consolidated financial statements of ATP as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating that “As discussed in Note 3 to the financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations, and effective January 1, 2001, the Company changed its method of accounting for derivative financial instruments.” These changes were made and this explanatory language was included pursuant to the required adoption on January 1, 2003 of Statement of Financial Accounting Standard (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” and the required adoption on January 1, 2001 of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.

During ATP’s two most recent fiscal years and through April 16, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on ATP’s consolidated financial statements for such years; and ATP did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on ATP’s consolidated financial statements.

ATP has provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to this Form 8-K is a copy of KPMG’s letter dated April 23, 2004.

Item 7. - Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statement of Businesses Acquired. None.

(b) Pro Forma Financial Information. None

(c) Exhibits. The following exhibits are filed with this document:

16.1 Letter from KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: April 23, 2004	By:	/s/ Albert L. Reese, Jr.

Albert L. Reese, Jr.
Senior Vice President and Chief
Financial Officer

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